                                                                    Exhibit 10.6

                  NON-COMPETE AND NON-SOLICITATION AGREEMENT *

         This AGREEMENT is dated as of ____________________ by and between STAPLES, INC., a Delaware Corporation having offices at 500 Staples Drive, Framingham, Massachusetts 01702 (the "Company," which term includes any affiliates and subsidiaries), and _______________________ ("Executive").

                                   WITNESSETH:

         WHEREAS the Company operates in the highly competitive, diversified office products market and competes across delivery channels with various types of businesses which presently include but are not limited to office supply chains, mass merchants, warehouse clubs, computer and electronic superstores, mail order firms, contract stationer businesses, electronic commerce distributors, and telecommunications providers;

         WHEREAS, Executive is an officer and stock option-holder of the Company;

         WHEREAS, such relationship creates a relationship of confidence and trust between the parties;

         WHEREAS, the Company in reliance on this Agreement has and will entrust Executive with information, knowledge, and know-how which would be detrimental to Company if Executive were to provide services to, or otherwise participate in the operation of, a competitor of the Company;

         WHEREAS, the conduct of the Company's business entails the disclosure of confidential information and trade secrets to its employees and by virtue of the services which Executive will render or intends to render pursuant to this Agreement, Executive will become privy, solely through his/her relationship with the Company and its employees to confidential business information of the Company, including but not limited to financial information, marketing plans and techniques, strategies, forecasts, operations structures and methods, pricing policies and information, customer lists and information, vendor programs and other proprietary, private, confidential business matters.

         WHEREAS, the Company entrusts Executive with maintaining contacts, business relationships and goodwill with Staples' customers.

         NOW, THEREFORE, in consideration of the promises and mutual covenants and agreements herein contained, the parties hereto agree as follows:

1. In addition to compensation paid to Executive by the Company from time to time and the issuance of any future grants of stock options and/or restricted stock (PARS) as may be granted at the discretion of the Board of Directors, the Company shall pay to Executive the sum of One

Dollar ($1.00), receipt of which is hereby acknowledged, in exchange for Executive's promises as set forth herein. Executive acknowledges that a grant of stock options and/or PARS has value sufficient to constitute consideration by itself for this Agreement regardless of whether Executive actually profits from the grant.

2. For all periods beginning upon the date hereof and ending two years from the date of termination of his/her employment with the Company (the "Non-compete and Non-solicitation Period"), Executive shall not:

         (a) Directly or indirectly as owner, partner, joint venturer, stockholder, employee, broker, agent, principal, trustee, corporate officer, director, licensor, licensee, franchisee, or in any capacity whatsoever engage in, become financially interested in, be employed by or have any business or professional connection with any business that competes with the Company, including but not limited to any business engaged in, or which plans to engage in, the sale or distribution of office products or related services, including without limitation consumable office supplies, business machines and computers, office technology, telecommunication systems and services, and/or office furniture in any country where the Company or any of its subsidiaries is then engaged in such sales or distribution; provided, however, that Executive may own any securities of any corporation which is engaged in such business and is publicly owned and traded but in an amount not to exceed at any one time one percent of any class of stock or securities of such corporation. Notwithstanding anything to the contrary herein, in the event that Executive's employment is terminated involuntarily other than for "Cause," the Non-compete Period set forth in this Paragraph 2(a) shall be modified as follows. The modified period shall be equal to the duration of any period during which Executive is entitled to severance pay in accordance with Company policy or any applicable Severance Benefits Agreement. For the purpose of this Paragraph, "Cause" shall be defined as Executive's willful and continued failure to substantially perform his or her job duties, Executive's violation of Staples' Business Conduct & Ethics Policy, Executive's breach of either this Agreement or the Proprietary and Confidential Information Agreement, or Executive's willful misconduct.

         (b) Solicit, hire, offer employment to, or in any manner encourage employees of the Company to leave its employ. Executive further agrees that during such period he/she shall not directly or indirectly solicit, hire, or offer employment to any former employees who were employed by the Company at any time during Executive's final six months of employment with the Company.

3. In the event that Executive believes that employment otherwise in violation of this Agreement would not harm the Company's legitimate business interests, Executive may request Staples to waive the restrictions contained in this Agreement. Any such request shall be made in writing to the Executive Vice President, Human Resources at the Company and shall identify the business with which Executive seeks to associate and describe the duties that Executive seeks to perform. The Company has the sole discretion whether to grant such a waiver and no waiver of any restrictions under this Agreement shall be effective unless in writing and signed by the President or CEO of the Company.

4. In the event that any one or more of the terms contained in subparagraphs (a) or (b) of Paragraph 2 for any reason becomes invalid, illegal, or unenforceable, such invalidity, illegality or unenforceability shall not affect any other terms herein, but such terms shall be deemed deleted and such deletion shall not affect the validity of the other terms of Paragraph
2. In addition, if any one or more of the terms contained in subparagraphs (a) or (b) of Paragraph 2 shall for any reason be held to be excessively broad with regard to time, duration, geographic scope or activity such terms shall be construed in a manner to enable them to be enforced to the extent compatible with applicable law.

5. The parties agree that failure to comply with subparagraphs (a) or (b) of Paragraph 2 cannot be reasonably or adequately compensated in damages in an action at law and breach of these provisions of this Agreement will cause the Company irreparable harm. Therefore, in addition to the other remedies which may be available to it, in law or in equity, the Company shall be entitled to injunctive relief without bond or other security with respect to the breach of subparagraphs (a) or (b) of Paragraph 2.

6. If Executive breaches any of the covenants set forth in this Agreement, Executive agrees to pay all costs (including attorney's fees) incurred by the Company in establishing that breach and in otherwise enforcing any of the covenants or provisions of this Agreement.

7. In the event that Executive breaches any of the provisions of Paragraph 2 of this Agreement, the Non-compete and Non-solicitation period shall be tolled until such breach has been duly cured. If, during the Non-compete and Non-solicitation Period, Executive has, or intends to have, any business or professional connection with any business that competes with the Company as set forth in subparagraph (a) of Paragraph 2, Executive shall provide the Company with thirty days prior written notice of the name, address, and telephone number of such company or business, regardless of its location. Written notice under this paragraph shall be delivered to the Company's Executive Vice President of Human Resources via personal delivery, certified mail, or other equally reliable means.

8. The termination of Executive's employment with the Company shall not affect the enforceability of this Agreement. Nothing in this Agreement shall be deemed to imply any obligation of continued employment of Executive by the Company which employment shall be "at will" unless otherwise specifically agreed in writing.

9. This Agreement shall be binding upon the legal representatives, heirs, successors and assigns of the parties hereto. It may not be changed orally, but only by a writing signed by the party against whom enforcement of any such change is sought. It is agreed that a waiver by either party of a breach of any provisions of this Agreement shall not operate or be construed as a waiver of any subsequent breach by the same party. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, and Executive agrees that any claims or causes of action which arise out of this Agreement shall be instituted and litigated only in, and Executive voluntarily submits to the jurisdiction over his or her person by, a court of competent jurisdiction located within the Commonwealth of Massachusetts.

    STAPLES, INC.                        EXECUTIVE:

    By: __________________________       Signature:_____________________________
    Its:  Executive Vice President,
              Human Resources            Please print your name here:

                                         ---------------------------------------




                                       3